SILVER BELL RESOURCES INC.

(AN EXPLORATION STAGE COMPANY)

 FINANCIAL STATEMENTS

DECEMBER 31, 2006

(EXPRESSED IN US DOLLARS)

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Silver Bell Resources Inc.

We have audited the accompanying balance sheet of Silver Bell Resources Inc. as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows through December 31, 2006. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Bell Resources Inc. as of December 31, 2006 and the results of its operations and its cash flows through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has generated no revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

May 30, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

SILVER BELL RESOURCES INC.

(An Exploration Stage Company)

BALANCE SHEET

AT DECEMBER 31, 2006

(Stated in US Dollars)

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 101,264
Loans payable (Note 4)	3,265

Total Liabilities	104,529

STOCKHOLDERS' EQUITY
Authorized:
450,000,000 common shares, par value $0.001 per share
50,000,000 preferred shares, par value $0.001 per share
Issued and outstanding:
5,000,000 common shares issued and outstanding (Note 5)	5,000
Additional paid in capital	5,000
Deficit accumulated during exploration stage	(114,526)

Total Stockholders' Equity	(104,529)

Total Liabilities and Stockholders' Equity	$ -

Going concern (Note 1)
Commitments (Note 12)

The accompanying notes are an integral part of these financial statements

SILVER BELL RESOURCES INC.

(An Exploration Stage Company)

STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED DECEMBER 31, 2006

(Stated in US Dollars)

Cumulative
amounts from
inception to
December 31, 2006

GENERAL AND ADMINISTRATIVE EXPENSES
Accounting and auditing	$ 5,000
Consulting	36,264
Legal	1,005
Office	60,000
Transfer agent fees	2,260

104,529

MINERAL PROPERTY EXPLORATION AND DEVELOPMENT EXPENSES (Note 9)
Acquisition costs	10,000

NET LOSS	$ (114,529)

BASIC AND DILUTED LOSS PER COMMON SHARE (Note 3(e))	$ (0.084)

WEIGHTED AVERAGE NUMBER OF BASIC AND
DILUTED COMMON SHARES OUTSTANDING	1,363,636

The accompanying notes are an integral part of these financial statements.

SILVER BELL RESOURCES INC.

(An Exploration Stage Company)

CASH FLOW STATEMENT

FOR THE PERIOD ENDED DECEMBER 31, 2006

(Stated in US Dollars)

Cumulative
amounts from
inception to
December 31, 2006

OPERATING ACTIVITIES
Net loss for the period	$ (114,529)
Changes in non-cash working capital items
Accounts payable and accrued liabilities	101,264

Cash used by operating activities	(13,265)

FINANCING ACTIVITY
Common stock issued for cash	10,000
Loans payable	3,265

Cash provided by financing activities	13,265

CASH INCREASE	-

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ -

SUPPLEMENTAL DISCLOSURE:
Interest paid	$ -
Income taxes paid	$ -

The accompanying notes are an integral part of these financial statements.

SILVER BELL RESOURCES INC.

(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD ENDED DECEMBER 31, 2006

(Stated in US Dollars)

				Deficit
	(Note 6)			Accumulated
	Common Shares		Additional	During
	Number		Paid In	Exploration	Stockholders'
	of Shares	Amount	Capital	Stage	Equity

Shares issued to founder at $0.002 per share in May 2006	5,000,000	$ 5,000	$ 5,000	$ -	$ 10,000

Shares issued to founder were cancelled in September 2006	(5,000,000)	(5,000)	(5,000)	-	(10,000)

Shares issued at $0.002 per share in September 2006	5,000,000	$ 5,000	$ 5,000	-	$ 10,000

Net loss for the period ended December 31, 2006	-	-	-	(114,529)	(114,529)

Balance, December 31, 2006	5,000,000	$ 5,000	$ 5,000	$ (114,529)	$ (114,529)

The accompanying notes are an integral part of these financial statements.

Silver Bell Resources Inc.

(an Exploration Stage Company)

Notes to the Financial Statements

(presented in US dollars)

December 31, 2006

1.

Nature of Operations

Silver Bell Resources Inc. (the “Company”) was incorporated in the State of Nevada on January 31, 2006.  The Company is engaged in the exploration of mineral properties for gold and copper.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustment that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying consolidated financial statements. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

The Company has historically maintained its ability to finance its operation through attracting private investment to its Company. The Company believes it can continue to raise the necessary capital for operational growth from private individuals and corporations known to the Company. The Company further intends on utilizing whatever rights it may have to do a public offering of its common stock to raise additional funds for market expansion.

The Company has elected a December 31 year-end.

2.

Basis of Presentation

These financial statements have been prepared in accordance with U.S. generally accepted accounting principles for financial information and with the instructions to Form 10-KSB and Item 310(b) of Regulation S-B.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the period ended December 31, 2006 are not necessarily indicative of the results that may be expected for any interim period or an entire year.

3.

Significant Accounting Policies

(a)

Exploration Stage Company

The Company is considered to be in the exploration stage.  The Company is devoting substantially all of its present efforts to exploring and developing the Silver Bell mine located in British Columbia, Canada.

(b)

Accounting Method

The accounting and reporting policies of the Company conform to United States generally accepted accounting principles applicable to exploration stage enterprises.

Silver Bell Resources Inc.

(an Exploration Stage Company)

Notes to the Financial Statements

(presented in US dollars)

December 31, 2006

3.

Significant Accounting Policies (continued)

(c)

Mineral Property Exploration and Development

The Company is in the exploration stage and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration, and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be depreciated using the units-of-production method over the estimated life of the probable reserve.

(d)

Foreign Currency Translation

The Company’s functional currency is the U.S. Dollar. The Company’s reporting currency is the U.S. dollar.  All transactions initiated in Canadian dollars are translated into U.S. dollars in accordance with SFAS No. 52 "Foreign Currency Translation" as follows:

a)   monetary assets and liabilities at the rate of exchange in effect at the balance sheet date; and

b)   revenue and expense items at the average rate of exchange prevailing during the period.

For foreign currency transactions, the Company translates these amounts to the Company’s functional currency at the exchange rate effective on the invoice date.  If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.

(e)

Basic and Diluted Loss Per Share

Basic loss per share is calculated using the weighted-average number of shares outstanding during the period.

Basic loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period.  The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding.  Diluted loss per share is the same as basic loss per share, as the inclusion of common stock equivalents would be anti-dilutive, and there are no common stock equivalents at December 31, 2006.

(f)

Financial Instruments

All significant financial assets, financial liabilities, and equity instruments of the Company are either recognized or disclosed in the financial statements together with information relevant for making a reasonable assessment of future cash flows, interest rate risk, and credit risk.  Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise, only available information pertinent to fair value has been disclosed.

Silver Bell Resources Inc.

(an Exploration Stage Company)

Notes to the Financial Statements

(presented in US dollars)

December 31, 2006

3.

Significant Accounting Policies (continued)

(g)

Income Taxes

Income taxes are provided for using the liability method of accounting.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

(h)

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents.

(i)

Stock-Based Compensation

On January 31, 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment" ("SFAS 123 (R) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to a Employee Stock Purchase Plan based on the estimated fair values.”) SFAS 123 (R) supersedes the Company's previous accounting under Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees" ("APB 25") for the periods beginning fiscal 2006.

The Company adopted SFAS 123 (R) using the modified prospective transition method, which required the application of the accounting standard as of January 1, 2006. The Company's financial statements as of and for the period ended December 31, 2006 reflect the impact of SFAS 123(R). Stock based compensation expense recognized under SFAS 123 (R) for the period ended December 31, 2006 was $Nil.

(j)

Segmented Reporting

SFAS Number 131, “Disclosure About Segments of an Enterprise and Related Information”, changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders.  It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

For the period ended December 31, 2006, all operations took place in British Columbia, Canada.

Silver Bell Resources Inc.

(an Exploration Stage Company)

Notes to the Financial Statements

(presented in US dollars)

December 31, 2006

3.

Significant Accounting Policies (continued)

(k)

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.”   As at December 31, 2006, the Company had no revenues to report.

(l)

Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

(m)

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements " ("SFAS No. 157"). SFAS 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements.  The statement is effective for fiscal years beginning after November 15, 2007 and interim periods with those fiscal years.

The adoption of this new pronouncement is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

4.

Loan Payable

At December 31, 2006, there is a loan payable to a prior director for $3,265.  The loan is without interest, unsecured, and with no terms for repayment.

5.

Common Shares

The Company was initially authorized to issue 75,000,000 common shares with a par value of $0.001.  On March 6, 2006, the authorized share capital was increased to 500,000,000 shares with a par value of $0.001 broken down as to 450,000,000 common shares and 50,000,000 preferred shares.

On May 23, 2006, the Company issued 5,000,000 common shares at $0.002 per share for gross proceeds of $10,000 to the President.

On September 29, 2006, the 5,000,000 common shares issued on May 23, 2006 were cancelled and 5,000,000 common shares were issued on the same terms as at May 23, 2006.

Silver Bell Resources Inc.

(an Exploration Stage Company)

Notes to the Financial Statements

(presented in US dollars)

December 31, 2006

6.

Preferred Shares

At December 31, 2006 there are no preferred shares issued and outstanding.

7.

Options

At December 31, 2006, the Company did not have a stock option plan; accordingly, the Company had no stock options outstanding.

8.

Warrants

At December 31, 2006, the Company had no warrants outstanding.

9.

Mineral Property Exploration and Development Expenses

On April 18, 2006 the Company entered into an agreement to acquire a 100% interest in the Silver Bell Mine located in British Columbia, Canada.   The costs are summarized as follows:

Acquisition costs	$ 10,000
Balance, December 31, 2006	$ 10,000

The Company paid $10,000 for this interest, subject to a 3% Net Smelter Return royalty of which the Company may, at any time, purchase up to 1.5% of the Net Smelter Return royalty by paying the vendor the sum of $1,000,000.

10.

Financial Instruments

Currency risk is the risk to the Company's earnings that arises from fluctuations of foreign exchange rates and the degree of volatility of these rates. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

At December 31, 2006 the Company had the following financial assets and liabilities in Canadian dollars:

Accounts payable

$  1,463

At December 31, 2006 US dollar amounts were converted at a rate of $1.1653 Canadian dollars to $1.00 US dollar.

Silver Bell Resources Inc.

(an Exploration Stage Company)

Notes to the Financial Statements

(presented in US dollars)

December 31, 2006

11.

Income Taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

December 31, 2006

Loss before income taxes	$ (114,529)

Income tax recovery at statutory rates	(17,179)
Adjustment for varying tax jurisdiction	(5,845)
Non-deductible items for tax purposes	10,814
Unrecognized benefit of non-capital loss carry-forwards	12,210

$ -

The significant components of the Company’s future income tax assets are as follows:

December 31, 2006

Future income tax assets
Non-capital losses available for future periods	$ 103,715

Valuation allowance	(103,715)

$ -

At December 31, 2006 the Company has available non-capital losses of approximately $103,715 which may be carried forward to apply against future income.  These losses will expire commencing in 2016.

Future tax benefits, which may arise as a result of applying these deductions to taxable income, have not been recognized in these accounts.

12.

Commitments

The Company entered into an Office Services Agreement effective January 1, 2006, with an unrelated third party for a fee of USD$5,000 per month through to and including January 2008.